Exhibit 99.1

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CONSOLIDATED AUDITED FINANCIAL STATEMENTS

UpSnap Inc. F/K/A Duratech Group Inc.

January 31, 2009

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TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT	3

CONSOLIDATED BALANCE SHEET	4

CONSOLIDATED STATEMENT OF OPERATIONS	5

CONSOLIDATED STATEMENT OF STOCKHOLDERS’EQUITY/(DEFICIT)	6

CONSOLIDATED STATEMENTS OF CASH FLOWS	7

NOTES TO THE CONSOLIDATED AUDITED FINANCIAL STATEMENTS	8-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Duratech Group, Inc. F/K/A Duratech Contracting, Inc.

We have audited the accompanying consolidated balance sheets of UpSnap Inc. F/K/A Duratech Group, Inc. as of January 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended January 31, 2009. UpSnap Inc. F/K/A Duratech Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UpSnap Inc. F/K/A Duratech Group, Inc. as of January 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note K to the financial statements, the Company has suffered a loss and has a net deficiency. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Traci J. Anderson, CPA
Traci J. Anderson, CPA
Huntersville, NC
May 14, 2009, except for Note H as to which the date is November 5, 2009

UpSnap Inc. F/K/A Duratech Group, Inc.
Consolidated Balance Sheet

	As of	As of
	January 31, 2009	January 31, 2008
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-
Accounts Receivable--Related Party	-	$89,289
Accounts Receivable	812,355	466,522
Deposits/Holdback	117,973	-
Inventory - restated, revised, see note H	1,947,581	1,970,817
TOTAL CURRENT ASSETS	3,542,131	2,526,628

OTHER ASSETS	365,934	-
PROPERTY, PLANT, AND EQUIPMENT, NET	638,305	190,969
TOTAL ASSETS	$3,882,148	$2,717,597

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
LIABILITIES
CURRENT LIABILITIES:
Bank Overdraft	$319,263	$539,319
Notes Payable, current	2,136,664	1,597,324
Due to related party, current	70,308	662,743
Accounts Payable and Accrued Liabilities	961,195	290,481
Customer Deposits	273,289	53,682
TOTAL LIABILITIES	3,760,719	3,143,549

STOCKHOLDERS' EQUITY/(DEFICIT)
Preferred Non-Voting Shares, Class C, unlimited shares authorized, 158,096 issued	-	38,000
Class, A, B, and C Common Voting Shares, unlimited shares authorized, 195,514 issued	-	9,776
Class D, E, and F non-voting shares, unlimited authorized, none issued	-	-
Common Stock ($.001 par value, 97,500,000 authorized; 75,224,676 issued and outstanding)	75,225
Paid in Capital	1,403,688	(52,160)
Accumulated Other Comprehensive Income	109,209	(5,868)
Retained Earnings/(Accumulated Deficit) - restated, revised, see note H	(1,466,693)	(415,700)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	121,429	(425,952)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$3,882,148	$2,717,597

The accompanying notes are an integral part of these financial statements.

UpSnap Inc. F/K/A Duratech Group, Inc.
Consolidated Statement of Operations

	For the years ended January 31,
	2009	2008
SALES AND COST OF SALES
Sales - restated, revised, see note H	$6,678,563	$4,974,460
Cost of Sales (excluding depreciation) - restated, revised, see note H	4,626,923	4,338,086

EXPENSES
Selling, general and administrative	991,689	306,199
Payroll Expense	1,712,613	489,321
Bad Debt Expense	62	3,746
Depreciation	124,397	21,598
TOTAL EXPENSES	2,828,761	820,864

Net Income/(Loss) from Operations	(777,121)	(184,490)

OTHER INCOME/(EXPENSE)
Other Income	-	-
Interest Expense	(277,653)	(139,175)
Interest Income	3,781	2,600
NET OTHER INCOME/(EXPENSE)	(273,872)	(136,575)

NET INCOME/(LOSS) FROM CONTINUED OPERATIONS	(1,050,993)	(321,065)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation Gain/(Loss)	115,077	(5,868)

COMPREHENSIVE INCOME (LOSS)	(935,916)	(326,933)
Net (Loss) per share—basic and fully-diluted	(0.02)	(1.67)
Weighted average shares outstanding	44,257,967	195,514

The accompanying notes are an integral part of these financial statements.

UpSnap Inc. F/K/A Duratech Group, Inc.
Consolidated Statement of Stockholders' Deficit

	Duratech (Pre-Merger)		Duratech (Pre-Merger)		UpSnap (Post-Merger)
	Preferred Shares--Class C		Class A		Class A
	Shares	Stock	Shares	Stock	Shares	Stock	Paid in Capital/ (Distributions)	Accum. Other Comprehensive Income	Retained Earnings/(Accumulated Deficit) - Restated
Balances, February 1, 2007	158,096	$38,000	222,693	$11,443	-	$-	$(24,035)	$ 0	$89,732
Adjustment to Stock (Redemption	-	-	(27,179)	(1,467)	-	-	(28,125)		-
Negative Equity from Structures Acquisition	-	-	-	-	-	-	-		(184,367)
Net Income (loss)	-	-	-	-	-	-	-		(98,867)
Prior year adjustments - see note H	-	-	-	-	-	-	-	-	(222,198)
Comprehensive Income (Loss)	-	-	-	-	-	-	-	(5,868)	-
Balances, January 31, 2008	158,096	$38,000	195,514	$9,976	-	$-	$(52,160)	$ (5,868)	$(415,700)
Stock split prior to reverse merger	3,040,266	-	5,151,867	-
Conversion of due to related party to equity	-	-	592,435	592,435	-	-	-		-
Share effectively issued to former UpSnap s/h					23,370,324	23,370
Adjustment to Stock (Reverse Merger)	(3,198,362)	(38,000)	(5,939,816)	(602,411)	50,349,342	50,350	$1,025,700	-	-
Sale of Assets to UpSnap Services, LLC	-	-	-	-	-	-	0		-
Net Income (loss)	-	-	-	-	-	-	-	-	(1,050,993)
Comprehensive Income (Loss)	-	-	-	-	-	-	-	115,077	-
Issuance of Shares for Equipment	-	-	-	-	1,505,010	1,505	430,148	-	-

Balances, January 31, 2009	0	$0	0	$0	75,224,676	$75,225	$1,403,688	$109,209	$(1,466,693)

The accompanying notes are an integral part of these financial statements.

UpSnap Inc. F/K/A Duratech Group, Inc.
Consolidated Statements of Cash Flows

	For the years ended January 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(loss) from continued operations	$(1,050,993)	$(321,065)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation	124,397	21,598
Bad Debt Expense	62	3,746

Changes in Assets and Liabilities:
(Increase)/Decrease in Accounts Receivable	(345,833)	(364,378)
(Increase)/Decrease in Accounts Receivable--Related Party	89,289	(89,289)
(Increase)/Decrease in Current Portion of Loans and Notes Receivable	-	4,530
(Increase)/Decrease in Deposits/Holdbacks	(117,973)	-
(Increase)/Decrease in Inventories	23,236	(1,566,863)
Increase/(Decrease) in Accounts Payable and Accrued Expenses	670,714	157,775
Increase/(Decrease) In Customer Deposits	219,607	53,682
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(387,494)	(2,100,264)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property, Plant, and Equipment	(46,867)	(99,696)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(46,867)	(99,696)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds/(Payment) of Notes Payable	539,340	(9,471)
Proceeds/(Payment) of Shareholder Loans	-	(236,852)
Proceeds from Long-term Debt	-	1,454,770
Increase/(decrease) in Due to related party	-	662,743
Proceeds/(Payment) of Bank Overdraft	(220,056)	539,319
Proceeds/(Payment) from Share Redemption	-	(29,592)
Payment for Structures Acquisition	-	(184,367)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	319,284	2,196,550

EFFECT OF EXCHANGE RATE CHANGES ON CASH	115,077	(5,868)

NET INCREASE IN CASH AND
CASH EQUIVALENTS	-	(9,278)
CASH AND CASH EQUIVALENTS:
Beginning of Period	-	9.278

End of Period	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
Interest	$277,653	$139,175
Taxes	$-	$-
NON-CASH FINANCING ACTIVITIES
Issuance of shares for Equipment	431,653	-
Conversion of Due to related party to Equity	592,435	-
Conversion of Duratech Stock for UpSnap Stock	459,209	-

The accompanying notes are an integral part of these financial statements.

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business—UpSnap, Inc. (“UpSnap” or “the Company”) was incorporated on July 24, 2003 under the laws of the State of Nevada.  The Company was a Development Stage Company, as defined by the Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”.

On August 29, 2008, UpSnap Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company; Tony Philipp, an officer, director and shareholder of Company (“Philipp”); Duratech Group Inc., an Alberta, Canada corporation (“Duratech”) and the shareholders of Duratech (“Duratech Shareholders”), including Peter Van Hierden, a citizen of Alberta, Canada and owner directly or indirectly of approximately 96% of the share capital of Duratech (“Van Hierden”).

Upon closing of the share exchange transaction (the “Share Exchange”) on September 17, 2008, the Duratech Shareholders transferred all of their shares of common stock in Duratech to the Company in exchange for an agreement to issue to them an aggregate of 50,349,342 shares of Common Stock of the Company, resulting in Duratech becoming a majority owned subsidiary of the Company.

After the consummation of the transactions contemplated by the Share Exchange Agreement, the Company, on the day after the Closing Date, consummated the sale of its assets related to its mobile information search services, subject to assumption and payment of all of the Company’s liabilities related to periods prior to the closing, to UpSnap Services, LLC, a North Carolina limited liability corporation (“UpSnap Services”), which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008 (the “Asset Purchase Agreement”). As part of the reverse merger, the Company will cease engaging in the mobile information search services business.

UpSnap, Inc.’s principal operations following the reverse-merger are conducted through Duratech Group Inc. (previously named Duratech Contracting Inc.).  Prior to the date of the reverse-merger, the historical financial statements only include the historical results and operations of Duratech Group, Inc. (the accounting acquirer).  Duratech commenced operations on December 18, 2002 as a small homebuilding company constructing about 5 homes a year until Peter Van Hierden (“Van Hierden”) bought out the majority partners and took control of the operations in July, 2007.  Shortly thereafter, Mr. Van Hierden identified a synergistic opportunity to acquire a modular oil camp factory which was also in distress and acquired the company in July, 2007.  Since that time management has been able to turn both these operations around and now seeks to grow the company organically and through additional acquisitions.

Duratech’s principle operations are building manufactured and stick-built homes and modular oil camps in Alberta and Saskatchewan.

Duratech manufactures and builds homes and modular sites for its marketplace, principally Alberta and Saskatchewan.  The Company has three principal products that it offers: First, the company builds on-site conventional homes; second, the company builds ready-to-move (RTM) homes in factories and brings them on foundations to sell to end users; third, the company builds modular comp sites for the oil mining industry.

On July 1, 2007, Duratech Contracting Inc. acquired Duratech Structures Inc. (Previously known as Jobsite Structures).

On July 28, 2008, Duratech Contracting Inc. changed its name to become Duratech Group Inc.

Cash and Cash Equivalents—For purposes of the Consolidated Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Presentation and Foreign currency translation—These consolidated financial statement have been prepared in accordance with US generally accepted accounting principles (GAAP) and translated into U.S dollars. The prevailing exchange rate used to translate the Canadian dollars to U.S dollars at January 31, 2009 was 0.81248. The average was 0.907744.

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Presentation and Foreign currency translation (Continued)

Assets and liabilities denominated in respective functional currencies are translated into United States Dollars at the exchange rate as of the balance sheet date.  The share capital and retained earnings are translated at exchange rates prevailing at the time of the transactions.  Revenues, costs, and expenses denominated in respective functional currencies are translated into United States Dollars at the weighted average exchange rate for the period.  The effects of foreign currencies translation adjustments are included as a separate component of accumulated other comprehensive income.

Revenue Recognition— Revenues from long-term construction contracts (over one year) of the Duratech Contracting division, which builds on-site conventional homes,  are recognized using the percentage-of-completion method. Revenues from short-term contracts of the Duratech Structures division, which builds ready-to-move homes and modular camp sites, are recognized as the work is performed and related costs are incurred. Contract costs include all direct materials and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repair costs. General and administrative costs are charged to expense as incurred.

As a result of the global economic environment and decrease in natural resource prices, demand for on-site conventional homes (long-term construction contracts) have slowed slightly and prices have decreased up to 10% in some markets.  In regards to short-term contracts, the Company has found continued demand for ready-to-move (RTM) homes and a moderation of demand for modular camp sites for the oil mining industry.  The Company expects demand for modular camp sites accelerate with any increase in natural resource prices, principally oil and natural gas.

 Revenue and all related costs and expenses from house and land sales are recognized at the time that closing has occurred, when title and possession of the property and the risks and rewards of ownership transfer to the buyer, and we do not have a substantial continuing involvement in accordance with SFAS No. 66, “Accounting for Sales of Real Estate” (“SFAS 66”). In order to properly match revenues with expenses, we estimate construction and land development costs incurred and to be incurred, but not paid at the time of closing. Estimated costs to complete are determined for each closed home and land sale based upon historical data with respect to similar product types and geographical areas and allocated to closings along with actual costs incurred based on a relative sales value approach. We monitor the accuracy of estimates by comparing actual costs incurred subsequent to closing to the estimate made at the time of closing and make modifications to the estimates based on these comparisons.

Revenue is recognized for long-term construction contract sales on the percentage-of-completion method when the land sale takes place prior to all contracted work being completed. Pursuant to the requirements of SFAS 66, if the seller has some continuing involvement with the property and does not transfer substantially all of the risks and rewards of ownership, profit shall be recognized by a method determined by the nature and extent of the seller’s continuing involvement. In the case of our land sales, this involvement typically consists of final development activities. We recognize revenue and related costs as work progresses using the percentage-of-completion method, which relies on estimates of total expected costs to complete required work. Revenue is recognized in proportion to the percentage of total costs incurred in relation to estimated total costs at the time of sale. Actual revenues and costs to complete construction in the future could differ from our current estimates. If our estimates of development costs remaining to be completed and relative sales values are significantly different from actual amounts, then our revenues, related cumulative profits and costs of sales may be revised in the period that estimates change.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements.  The other comprehensive income (loss) applicable to the Company during the periods covered in the consolidated financial statements were foreign currency translation gains/(loss).

Cash and Bank overdraft—Cash consists of cash, cash equivalents and checks issued in excess of cash on deposit. Cash is put in the Bank account has a negative balance. For the purpose of the cash flow statement, Bank overdrafts are also classified as cash.

Advertising Costs—Advertising costs are expensed as incurred.  For the years ended January 31, 2008 and 2007, the company incurred $39,019 and $14,773 respectively.

Net Loss per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.  Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.  If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Accordingly, this presentation has been adopted for the period presented.  There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Income Taxes—Income taxes are provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, and some portion or the entire deferred tax asset will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments—The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable— Accounts deemed uncollectible are written off in the year they become uncollectible.  For the years ended January 31, 2009 and 2008, no amounts were deemed uncollectible as of January 31, 2009.  Outstanding Accounts Receivable as of January 31, 2009 was $812,355.  Typical payment terms for short-term contracts are 30% down, 60% upon completion and 10% holdback to be released once the structure is on-site and attached.  Typical payment terms for stick-built homes (long-term construction contracts) are four draws from bank upon completion of backfill, lockup, ready-to-paint and at completion and a 10% holdback is held for 45 days to allow for builder liens by lawyer.  Accounts receivable are considered current as long as there is reasonable expectation that payments will be made as agreed upon or otherwise negotiated, but in no event longer than 12 months.  The Company evaluates collectability based on receiving payments as agreed upon or as otherwise negotiated.

Impairment of Long-Lived Assets— Using the guidance of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Inventory—Inventory is stated at the lower of accumulated cost or fair value, as determined in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS 144”). Accumulated cost includes costs associated with land acquisition, land development, and home construction costs, including certain direct and indirect overhead costs related to development and construction. Land acquisition and development costs are allocated to individual lots using actual lot cost determined based on the total expected land acquisition and development costs and the total expected home closings for the project. The specific identification method is used to accumulate home construction costs.

Cost of sales includes the construction cost of the home, the actual lot cost for the home or project, and commissions and closing costs applicable to the home. The construction cost of the home includes amounts paid through the closing date of the home.  Any costs incurred but not yet paid are expensed as incurred and are typically very nominal in nature because the construction projects have been completed before recorded as sales.  The construction cycles for the long-term construction projects (stick-built homes) are approximately one year and for the short-term construction projects (modular and ready-to-move homes) are approximately two to three months.

For those projects for which construction and development activities have been idled for an extended period of time, longer than three months, an impairment analysis will be performed to determine if an adjustment may be necessary.  If the fair market value of a home (based on comparable units in the market) is less than its cost, this would suggest impairment and an appropriate adjustment would be made.  Recent market activity has shown that such fair market value estimates are not very sensitive or subjective.  These analyses are performed on a regular basis and confirmed before filing documents with the Commission.

Property and Equipment—Property and equipment is stated at cost.  Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment.  The following table shows the estimated useful life used for each class of fixed asset:

Asset	Estimated Useful Life

Buildings	25	years
Shed	10	years
Tools and Equipment	5	years
Small tools and equipment	4	years
Computer and Office Equipment	3	years
Automobiles	3	years
Leasehold Improvements	5	years
Computer Hardware	2.5	years

The estimated annual depreciation expense is $124,397 per year.  Total depreciation expense for the years ended January 31, 2009 and 2008 were $124,397 and $21,598 respectively.

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Customer deposits—The cash deposit received from customers when project in progress are shown in the balance sheet as current liabilities and apply against the revenue expected from customers when the project is terminated and the customers are billed. The deposit is without interest.

Deposits/Holdback—The deposits referenced under Deposits/Holdbacks are land deposits for future development that are refundable and not deposits from customers for home construction.  The holdbacks included under Deposits/Holdback are deficiency holdbacks that are held by the closing attorney on a completed project until it’s determined that there will not be any further claims by sub-contractors on the project.

Recent Accounting Pronouncements—In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  Effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply the Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The Company has adopted these pronouncements and determined that it had no effect on the Company’s results of operations or its financial position.

In December 2007, the FASB issued SFAS 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008.   Adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. Adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment to FASB Statement No. 133.” SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement, which is expected to occur in the first quarter of 2009, is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts — An interpretation of FASB Statement No. 60.” SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended January 31, 2009 and 2008 is summarized as follows:

          Cash paid during the years for interest and income taxes:

	2009	2008

Interest	$277,653	$139,175
Income Taxes	$-	$-

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of January 31, 2009:

Asset	Cost	Accumulated Depreciation	Net Book Value

Land	$32,855	$-	$32,855
Buildings	69,088	6,660	62,428
Tools and Equipment	457,908	72,045	385,863
Small Tools and Equipment	19,294	9,878	9,416
Computer and Office Equipment	47,002	22,473	24,529
Automobiles	97,485	55,486	41,999
Leasehold Improvements	99,752	18,537	81,215
	$823,384	$185,079	$638,305

One half of the depreciation is used in the year of acquisition.

NOTE D—INCOME TAXES

Due to the prior years’ operating losses and the inability to recognize an income tax benefit therefrom, there is no provision for current or deferred federal or state income taxes or Canadian taxes for the year ended January 31, 2009.  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

For the twelve month periods ended September 30, 2008 and 2007, prior to the reverse-merger with Duratech, the Company incurred net operation losses and accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  For the period ending September 30, 2008, the Company had additional net operating loss carry-forward for its operations through September 17 prior to the completion of its share exchange agreement with Duratech.  The figures here reflect an estimate of those net operating loss carry-forward (see the Company’s 10-QSB for the period ending June 30, 2008 filed on August 13, 2008 for additional information).  Thus, at September 30, 2008, the Company had approximately $8,881,662 of accumulated net operating losses.  The net operating loss carry-forwards, if not utilized, will begin to expire in 2022.

The components of the Company’s deferred tax asset are as follows:

	Twelve Month Period Ended September 30	Twelve Month Period Ended September 30

	2008	2007

Federal and state income tax benefit	$5,909,622	$1,040,214
Change in valuation allowance on deferred tax assets	(5,909,622)	(1,040,214)
Net deferred tax assets	$-	$-

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	Twelve Month Period Ended September 30	Twelve Month Period Ended September 30

	2008	2007

Federal and state statutory rate	$5,909,622	$1,040,214
Change in valuation allowance on deferred tax assets	(5,909,622)	(1,040,214)
	$-	$-

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE D—INCOME TAXES (CONTINUED)

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the year ended September 30, 2008 is as follows:

	2008	2007
Income tax computed at the federal statutory rate	34%	34%
State income tax, net of federal tax benefit	0%	0%
Total	34%	34%
Valuation allowance	-34%	-34%
Total deferred tax asset	0%	0%

The Company’s principle subsidiary (Duratech Group Inc.) is subject to income taxes on income arising in or derived from the tax jurisdiction in which it is domiciled and operates (Canada).  However, because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance.  The valuation allowance increased (decreased) by $1,050,993 and $98,867 for the year ended January 31, 2009 and 2008 respectively.

The components of Company’s estimated deferred tax asset, calculated using federal and state effective tax rates, as of January 31, 2009 and 2008 are as follows:

	Twelve Month Period Ended January 31	Twelve Month Period Ended January 31

	2009	2008

Federal and state income tax benefit	$1,050,993	$98,867
Change in valuation allowance on deferred tax assets	(1,050,993)	(98,867)
Net deferred tax assets	$-	$-

As of January 31, 2009, the Company had Canadian net operating loss carryforwards of approximately $1,372,058 which will expire at various times through the year 2028.

NOTE E—NOTES PAYABLE

Description	Rate	Balance

Note due September 30, 2017	prime rate plus 1.5%	$279,519
Note due June 30, 2009	prime rate plus 2%	$135,492
Demand Note	Vary 8-18%	$119,418
Demand Note	Vary 8-18%	$851,988
Residential Line of Credit a	Vary 8-18%	$750,247
		$2,136,664
a This is a residential loan line of credit. Progress loans are available upon satisfactory inspection.

There are no covenants associated with the above debt arrangements.

NOTE F—FINISHED GOODS AND WORK IN PROGRESS INVENTORY

Land (finished goods) and residential spec home inventory is valued at the lower of cost and net realizable value with the cost being determined on an actual cost basis. Presold residential homes in work in Progress are recorded at the actual expenses incurred incurred to date.

Raw materials inventory is stated at the lowest cost, on first-in, first-out basis, and net realizable value. Periodic inventory method is used for it evaluation.

Inventories are as follows:

Raw Materials	$72,939
Work in Progress	$1,382,604
Finished Goods	$492,038
$1,947,581

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE G—SEGMENT REPORTING

The Company has two reportable segments—Duratech Structures, Inc. and Duratech Contracting, Inc.

The Net Sales and Profit/(Loss) by Segment for the year ended January 31, 2009 are as follows:

Net Sales by Segment	For the year ended January 31, 2009
	Duratech Structures, Inc.	Duratech Contracting, Inc.	Totals
Sales, net	$2,921,420	$3,757,143	$6,678,563
Cost of Sales (exluding depreciation)	2,096,948	2,529,975	4,626,923

Profit/(Loss) by Segment	For the year ended January 31, 2009
	Duratech Structures, Inc.	Duratech Contracting, Inc.	Totals
Net Operating Profit/(Loss)	$(276,028)	$(774,965)	$(1,050,993)

The Net Sales and Profit/(Loss) by Segment for the year ended January 31, 2008 are as follows:

Net Sales by Segment	For the year ended January 31, 2008
	Duratech Structures, Inc.	Duratech Contracting, Inc.	Totals
Sales, net	$1,857,508	$3,116,952	$4,974,460
Cost of Sales (exluding depreciation)	1,334,844	3,003,241	4,338,086

Profit/(Loss) by Segment	For the year ended January 31, 2008
	Duratech Structures, Inc.	Duratech Contracting, Inc.	Totals
Net Operating Profit/(Loss)	$(26,352)	$(294,713)	$(321,065)

Total Assets by Segment as of January 31, 2009 and 2008 are as follows:

Total Assets by Segment	For the year ended January 31, 2009
	Duratech Structures, Inc.	Duratech Contracting, Inc.	Totals
Total Assets	$1,034,908	$2,847,240	$3,882,148

Total Assets by Segment	For the year ended January 31, 2008
	Duratech Structures, Inc.	Duratech Contracting, Inc.	Totals
Total Assets	$718,535	$1,999,062	$2,717,597

The accounting policies used for segment reporting are the same as those described in Note A “Summary of Significant Accounting Policies”;

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE H—EQUITY

OUTSTANDING SHARE DATA

The outstanding share data as at January 31, 2009 and September 30, 2007 is as follows:

	Number of shares outstanding

	2009	2007

Common shares	75,224,676	22,170,324
Options to purchase common shares	21,520,334	1,120,000
Warrants to purchase common shares	2,360,000	2,360,000
Debentures convertible to common shares	-	-
Accrued interest convertible to common shares	-	-

Shares Issued from Share Exchange Agreement

The following common shares were issued to Duratech Shareholders following the closing of the Share Exchange Agreement on September 17, 2008:

Janet Van Hierden	6,387,729
Jason Van Hierden	580,703
Peter Van Hierden	41,255,711
Brendon Van Hierden	116,141
George Sawatzky	2,009,058

Total	50,349,342

Stock Plan

On November 2, 2006 the Board of Directors of UpSNAP, Inc. approved a 2006 Omnibus Stock and Incentive Plan. The Plan made four million (4,000,000) shares, either unissued or reacquired by the Company, available for awards of either options, stock appreciation rights, restricted stocks, other stock grants, or any combination thereof. Eligible recipients include employees, officers, consultants, advisors and directors. Options granted generally have a ten-year term and vest over four years from the date of grant. Certain of the stock options granted under the Plan have been granted pursuant to various stock option agreements. Each stock option agreement contains specific terms. The Board of Directors increased the size of the Plan to seven and one half million (7,500,000) total shares on August 8, 2007, which was ratified by stockholders in September 2007.

Stock-Based Compensation

Under the fair value recognition provisions of SFAS No. 123(R), stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense over the requisite service period of the award. The Company has awarded stock-based compensation both as restricted stock and stock options.

We use the Black-Scholes option valuation model to value option awards under SFAS No. 123(R). The Company currently has awards outstanding with only service conditions and graded-vesting features. We recognize compensation cost on a straight-line basis over the requisite service period.

Time-Based Stock Awards

The fair value of each time-based award is estimated on the date of grant using the Black-Scholes option valuation model, which uses the assumptions described below. Our weighted-average assumptions used in the Black-Scholes valuation model for equity awards with time-based vesting provisions granted during the quarter ended January 31, 2009 are shown in the following table:

Expected volatility	70.0%
Expected dividends	0%
Expected terms	6.0-6.25 years
Pre-vesting forfeiture rate	50%
Risk-free interest rate	4.45%-4.76%

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE H—EQUITY (CONTINUED)

The expected volatility rate was estimated based on historical volatility of the Company’s common stock over approximately the seventeen month period since the reverse merger and comparison to the volatility of similar size companies in the similar industry. The expected term was estimated based on a simplified method, as allowed under SEC Staff Accounting Bulletin No. 107, averaging the vesting term and original contractual term. The risk-free interest rate for periods within the contractual life of the option is based on U.S. Treasury securities. The pre-vesting forfeiture rate was based upon plan to date experience. As required under SFAS No. 123(R), we will adjust the estimated forfeiture rate to our actual experience. Management will continue to assess the assumptions and methodologies used to calculate estimated fair value of share-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies, and thereby materially impact our fair value determination.

A summary of the time-based stock awards as of January 31, 2009, and changes during the quarter ended January 31, 2009, is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at June 30, 2008	2,570,000	$0.10

Granted (part of Share Exchange Agreement)		$0.05

Forfeited or expired	-	$-

Outstanding January 31, 2009	21,520,334	$0.056

Exercisable at January 31, 2009	2,570,000	$0.10

The following tables summarize information about fixed stock options outstanding and exercisable at January 31, 2009:

	Stock Options Outstanding
Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Contractual Life in Years
$0.10	700,000	8.25
$0.10	170,000	9.34
$0.10	1,700,000	9.42
$0.10	18,950,334	9.67
	21,520,334	9.60

	Stock Options Exercisable
Range of Exercise Prices	Number of Shares Exercisable	Weighted Average Exercise Price
$0.10	2,570,000	$0.10
$0.016 – 0.125	14,562,544	$0.05

	17,132,544

The exercise price of stock options granted during the period ended January 31, 2009 was equal to the market price of the underlying common stock on the grant date.

There was no aggregate intrinsic value as of January 31, 2009. Intrinsic value represents the pretax value (the period’s closing market price, less the exercise price, times the number of in-the-money options) that would have been received by all option holders had they exercised their options at the end of the period.

Warrants

The Company has recorded the warrant instruments as equity in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activity, paragraph 11(a), and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE H—EQUITY (CONTINUED)

A summary of warrant activity for the period ended January 31, 2009 is as follows:

Series B
	Number of Warrants	Weighted- Average Exercise Price	Warrants Exercisable	Weighted- Average Exercise Price

Outstanding, September 30, 2007	1,800,000	$1.10	1,800,000	$1.10
Granted	-
Expired	-
Exercised	-	-		-

Outstanding, January 31, 2009	1,800,000	$1.10	1,800,000	$1.10

	Number of Warrants	Weighted- Average Exercise Price	Warrants Exercisable	Weighted- Average Exercise Price

Outstanding, September 30, 2007	560,000	$0.90	560,000	$0.90
Granted	-
Exercised	-

Outstanding, January 31, 2009	560,000	$0.90	560,000	$0.90

At January 31, 2009, the range of warrant prices for shares under warrants and the weighted-average remaining contractual life is as follows:

	Warrants Outstanding			Warrants Exercisable
Range of Warrant Exercise Price	Number of Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Number Of Warrants	Weighted- Average Exercise Price

$1.10	1,800,000	$1.10	2.53	1,800,000	$1.10
$0.90	560,000	$0.90	2.62	560,000	$0.90
	2,360,000			2,360,000

The Company may from time to time reduce the exercise price for any of the warrants either permanently or for a limited period or extend their expiration date.

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE H—EQUITY (CONTINUED)

RETAINED EARNINGS—PRIOR YEAR ADJUSTMENT

The Company made a prior year adjustment of $222,198 to reflect cost of goods sold for two projects that had been completed and sold in the period ending January 31, 2008.  The financial statements for the period ending January 31, 2008 have been revised to reflect this adjustment to Cost of Goods Sold.  This correction only affected the period ending January 31, 2008 and the beginning balance of retained earnings for the period ending January 31, 2009.  The following financial statement line items were adjusted:

Income Statement for period ending January 31, 2008 before and after correction:

	For the year ended January 31,
	2008 (Before Correction)	2008 (After Correction)
SALES AND COST OF SALES
Sales	$4,974,460	$4,974,460
Cost of Sales (excluding depreciation)	4,115,888	4,338,086

EXPENSES
Selling, general and administrative	306,199	306,199
Payroll Expense	489,321	489,321
Bad Debt Expense	3,746	3,746
Depreciation	21,598	21,598
TOTAL EXPENSES	820,864	820,864

Net Income/(Loss) from Operations	37,708	(184,490)

OTHER INCOME/(EXPENSE)
Other Income	-	-
Interest Expense	(139,175)	(139,175)
Interest Income	2,600	2,600
NET OTHER INCOME/(EXPENSE)	(136,575)	(136,575)

NET INCOME/(LOSS) FROM CONTINUED OPERATIONS	(98,867)	(321,065)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation Gain/(Loss)	(5,868)	(5,868)

COMPREHENSIVE INCOME (LOSS)	(104,735)	(326,933)
Net (Loss) per share—basic and fully-diluted	(0.54)	(1.67)
Weighted average shares outstanding	195,514	195,514

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE H—EQUITY (CONTINUED)

RETAINED EARNINGS—PRIOR YEAR ADJUSTMENT (CONTINUED)

Balance Sheet for period ending January 31, 2008 before and after correction:

	As of	As of
	January 31, 2008 (Before Correction)	January 31, 2008 (After Correction)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$-	$-
Accounts Receivable--Related Party	89,289	$89,289
Accounts Receivable	466,522	466,522
Deposits/Holdback	-	-
Inventory	2,193,015	1,970,817
TOTAL CURRENT ASSETS	2,748,826	2,526,628

OTHER ASSETS	-	-
PROPERTY, PLANT, AND EQUIPMENT, NET	190,969	190,969
TOTAL ASSETS	$2,939,795	$2,717,597

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
LIABILITIES
CURRENT LIABILITIES:
Bank Overdraft	$539,319	$539,319
Notes Payable, current	1,597,324	1,597,324
Due to related party, current	662,743	662,743
Accounts Payable and Accrued Liabilities	290,481	290,481
Customer Deposits	53,682	53,682
TOTAL LIABILITIES	3,143,549	3,143,549

STOCKHOLDERS' EQUITY/(DEFICIT)
Preferred Non-Voting Shares, Class C, unlimited shares authorized, 158,096 issued	38,000	38,000
Class, A, B, and C Common Voting Shares, unlimited shares authorized, 195,514 issued	9.776	9,776
Class D, E, and F non-voting shares, unlimited authorized, none issued	-	-
Common Stock ($.001 par value, 97,500,000 authorized; 75,224,676 issued and outstanding)	-
Paid in Capital	(52,160)	(52,160)
Accumulated Other Comprehensive Income	(5,868)	(5,868)
Retained Earnings/(Accumulated Deficit)	(193,502)	(415,952)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	(203,754)	(425,952)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$2,939,795	$2,717,597

UPSNAP INC. F/K/A DURATECH GROUP, INC.
NOTES TO CONSOLIDATED AUDITED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 31, 2009 AND 2008

NOTE H—EQUITY (CONTINUED)

RETAINED EARNINGS—PRIOR YEAR ADJUSTMENT (CONTINUED)

Cash Flow from Operations from the Statement of Cash Flow for period ending January 31, 2008 before and after correction:

	As of	As of
	January 31, 2008 (Before Correction)	January 31, 2008 (After Correction)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(loss) from continued operations	$(98,867)	$(321,065)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation	21,598	21,598
Bad Debt Expense	3,746	3,746
Foreign Currency Translation Gain/(Loss)	(5,868)	(5,868)
Changes in Assets and Liabilities:
(Increase)/Decrease in Accounts Receivable	(364,378)	(364,378)
(Increase)/Decrease in Accounts Receivable--Related Party	89,289	(89,289)
(Increase)/Decrease in Current Portion of Loans and Notes Receivable	4,530	4,530
(Increase)/Decrease in Other Receivables	-	-
(Increase)/Decrease in Inventories	(1,789,061)	(1,566,863)
Increase/(Decrease) in Accounts Payable and Accrued Expenses	157,775	157,775
Increase/(Decrease) In Customer Deposits	53,682	53,682
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(2,106,132)	(2,106,132)

NOTE I—COMMITMENTS/LEASES

As of January 31, 2009, the company had commitments for the acquisition of residential lots and land. The company had paid non-refundable deposits $ 24,374. This deposit is included in Deposits/Holdback.

NOTE J—RELATED PARTIES

The Company has an outstanding amount Due to a shareholder in the amount of $70,308.  This outstanding amount is due upon demand, is unsecured and does not bear an interest rate.

NOTE K—GOING CONCERN

As shown in the accompanying financial statements, the Company had a loss for the year ended January 31, 2009.  During the years ended January 31, 2009 and 2008, the Company had a net loss of $935,916 and $104,735 respectively.  The Company has a net deficiency of $1,357,484.

Management believes that actions presently being taken to win more contracts, raise equity capital, seek strategic relationships and alliances, and build its marketing efforts to generate positive cash flow provide the means for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.